Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (No. 333-157029 and No. 333-84304) on Form S-3 and (No. 333-64346, No. 333-134583, and No. 333-139968) on Form S-8 of Hampton Roads Bankshares, Inc. and subsidiaries of our reports dated March 27, 2009, relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in the Annual Report to shareholders, included in and incorporated by reference in the Annual Report on Form 10-K of Hampton Roads Bankshares Inc. for the year ended December 31, 2008.

Winchester, Virginia March 27, 2009